UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 15, 2024

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

41280 Bridge Street, Novi, Michigan		48375
(Address of Principal Executive Offices)		(Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Shyft Group, Inc. (the “Company”) held its annual meeting of shareholders on May 15, 2024 (the “Annual Meeting”). There were 34,333,988 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting and there were 29,459,163 shares of common stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business.

Three proposals were voted upon at the Annual Meeting. The proposals are described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on April 3, 2024. Each of the proposals passed. The voting results regarding each proposal are set forth below.

Proposal 1: Election to the Company’s Board of Directors for a three-year term:

Nominee	For	Withheld	Broker Non-Votes
John Dunn	24,939,598	1,164,086	3,355,479
Pamela Kermisch	25,781,005	322,679	3,355,479
Paul Mascarenas	23,848,350	2,255,334	3,355,479

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain
29,382,524	51,339	25,300

Proposal 3: Approval, on a non-binding basis, of the compensation paid to the Company's Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
25,447,680	606,616	49,388	3,355,479

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: May 15, 2024	/s/ Joshua A. Sherbin
By: Joshua A. Sherbin Chief Legal Officer and Corporate Secretary

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